UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 4, 2008

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

                            Delaware                                                    1-9273                                                     75-1285071
                                       (State or Other Jurisdiction                               (Commission                                               (IRS Employer
                                     of Incorporation)                                             File Number)                                              Identification No.)

                4845 US Highway 271 N.
                     Pittsburg, Texas                                                                          75686-0093
                  (Address of Principal Executive Offices)                                                             (ZIP Code)

Registrant's telephone number, including area code:  (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2008, the Board of Directors of Pilgrim's Pride Corporation (the "Company") appointed William K. Snyder as Chief Restructuring Officer of the Company.  As Chief Restructuring Officer, Mr. Snyder will assist the Company in capitalizing on cost reduction initiatives, developing restructuring plans and exploring opportunities to improve its long-term liquidity.  He will report to the Board of Directors of the Company or a committee of the Board.

Mr. Snyder, 49, has served as a Managing Partner of CRG Partners Group, LLC ("CRG"), a provider of corporate turnaround and restructuring services, since 2001.  Mr. Snyder will continue to be employed by CRG and will perform service as Chief Restructuring Officer of the Company through CRG. As a result, Mr. Snyder will not receive any compensation directly from the Company and will not participate in any of the Company's employee benefits plans.  The Company will instead compensate CRG for Mr. Snyder's services at a rate of $550 per hour.

Mr. Snyder has extensive experience in managing and restructuring companies in distressed circumstances. In connection with his position as Managing Partner of CRG, Mr. Snyder has served as court-appointed examiner of Mirant Corp., an energy company, Corporate Responsible Partner of Furrs Restaurant Group Inc., a chain of cafeterias, Chief Financial Officer of Reliant Building Products Inc., a building products manufacturer, and as a senior executive officer of a number of private companies. Previously, Mr. Snyder was president of his own financial consulting company, The Snyder Company, where he managed family investments that included operating companies, limited partnerships and securities.

Item 5.04. Suspension of Trading Under Registrant's Employee Benefit Plans.

On November 4, 2008, the Company sent a notice to employees advising them that any matching contributions to the Pilgrim's Pride Retirement Savings Plan (the "Plan") that employees had previously elected to be invested in Company common stock will be automatically invested in the Plan's default investment option unless a Company employee elects a different investment.  A similar notice was sent to the Company’s directors and executive officers on November 10, 2008 as a precautionary measure.  Company employees are still able to sell Company common stock previously credited to their Plan accounts and reinvest the sales proceeds in the other investment options offered under the Plan at their discretion.  While the change was made, in part, due to the recent volatility of the stock price, the suspension will be permanent.  Because the suspension will be permanent, it will have no effect or any other restriction on the ability of directors and executive officers to directly or indirectly acquire, dispose of or transfer any equity securities of the Company, although all such persons are subject to the restrictions on trading in Company securities under the Company's insider trading policy.  The notices to employees, directors and executive officers designated the Employee Benefits Department, at the address and telephone number contained in the notices, as the contact for inquiries about the matters covered by the notices.

Item 7.01.  Regulation FD Disclosure.

On November 10, 2008, the Company issued a press release announcing the appointment of Mr. Snyder as Chief Restructuring Officer.  A copy of the press release is furnished pursuant to Regulation FD as Exhibit 99.1 to this report.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number                                                  Description

99.1           Press release dated November 10, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:  November 10, 2008                                                           By: /s/ Richard A. Cogdill
              Richard A. Cogdill
              Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number                                                  Description

99.1              Press release dated November 10, 2008